EXHIBIT 10.1
                                                                    ------------














                               AGREEMENT OF LEASE




                                     BETWEEN


                           FIVE REGENT PARK ASSOCIATES
                                   AS LANDLORD


                                       AND


                             SWK TECHNOLOGIES, INC.
                                    AS TENANT


                              DATED: APRIL 8, 2005

                                TABLE OF CONTENTS

DEFINITIONS....................................................................1

    ADDITIONAL RENT............................................................1
    BASIC RENT.................................................................1
    BROKER.....................................................................1
    BUILDING...................................................................1
    BUILDING HOLIDAY...........................................................1
    COMMENCEMENT DATE..........................................................1
    EXCUSABLE DELAY............................................................2
    GOVERNMENTAL AUTHORITY.....................................................2
    LEASE YEAR.................................................................2
    PARKING SPACES.............................................................2
    PREMISES...................................................................2
    REAL PROPERTY..............................................................2
    RENTABLE AREA OF THE BUILDING..............................................2
    RENTABLE AREA OF THE PREMISES..............................................2
    RENT COMMENCEMENT DATE.....................................................3
    SECURITY DEPOSIT...........................................................3
    STRUCTURAL REPAIRS.........................................................3
    TENANT'S PROPORTIONATE SHARE...............................................3
    TERM.......................................................................3
    TERMINATION DATE...........................................................3

ARTICLE I......................................................................3

   1.1 RENT....................................................................3

ARTICLE II.....................................................................4

   2.1 USE.....................................................................4

ARTICLE III....................................................................4

   3.1 CHANGE OF COMMENCEMENT DATE.............................................4

ARTICLE IV.....................................................................5

   4.1 ACCEPTANCE..............................................................5

ARTICLE V......................................................................5

   5.1 COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.........................5

ARTICLE VI.....................................................................5

   6.1 PERSONAL PROPERTY TAXES.................................................5

ARTICLE VII....................................................................5

   7.1 ADDITIONAL RENT.........................................................5
   7.2 REAL ESTATE TAXES.......................................................5
   7.3 LANDLORD'S OPERATING EXPENSES...........................................6
   7.4 LANDLORD'S STATEMENTS...................................................7

ARTICLE VIII...................................................................7

   8.1 RULES AND REGULATIONS...................................................7

ARTICLE IX.....................................................................8

   9.1 LANDLORD'S RIGHT OF ENTRY...............................................8

ARTICLE X......................................................................8

   10.1 MAINTENANCE BY TENANT AND LANDLORD.....................................8
   10.2 MAINTENANCE BY LANDLORD................................................8

ARTICLE XI.....................................................................9

   11.1 ALTERATIONS OR IMPROVEMENTS BY TENANT..................................9

ARTICLE XII....................................................................9

   12.1 ASSIGNMENT AND SUBLETTING..............................................9

ARTICLE XIII..................................................................12

   13.1 SURRENDER.............................................................12

ARTICLE XIV...................................................................12

   14.1 HOLDING OVER..........................................................12

ARTICLE XV....................................................................12

   15.1 ELECTRICITY...........................................................12

ARTICLE XVI...................................................................13

   16.1 QUIET ENJOYMENT.......................................................13

ARTICLE XVII..................................................................13

   17.1 AIR AND LIGHT.........................................................13

ARTICLE XVIII.................................................................13

   18.1 DEFAULT...............................................................13

ARTICLE XIX...................................................................13

   19.1 LANDLORD'S RIGHTS UPON TENANT'S DEFAULT...............................13

ARTICLE XX....................................................................16

   20.1 LANDLORD'S REMEDIES CUMULATIVE:EXPENSES...............................16

ARTICLE XXI...................................................................16

   21.1 SUBORDINATION, ESTOPPEL AND ATTORNMENT................................16

ARTICLE XXII..................................................................17

   22.1 DAMAGE BY FIRE OR OTHER CASUALTY......................................17

ARTICLE XXIII.................................................................17

   23.1 MUTUAL WAIVER OF SUBROGATION CASUALTY.................................17

ARTICLE XXIV..................................................................18

   24.1 CONDEMNATION..........................................................18

ARTICLE XXV...................................................................18

   25.1 CHANGES SURROUNDING BUILDING..........................................18

ARTICLE XXVI..................................................................18

   26.1 NOTICES...............................................................18

ARTICLE XXVII.................................................................18

   27.1 NO WAIVER.............................................................18

ARTICLE XXVIII................................................................19

   28.1 LANDLORD'S RESERVED RIGHTS............................................19

ARTICLE XXIX..................................................................19

   29.1 LANDLORD'S LIABILITY..................................................19

ARTICLE XXX...................................................................19

   30.1 TENANT'S LIABILITY....................................................19

ARTICLE XXXI..................................................................20

   31.1 INSURANCE.............................................................20

ARTICLE XXXII.................................................................20

   32.1 CONSTRUCTION LIENS....................................................20

ARTICLE XXXIII................................................................21

   33.1 NOTICE OF FIRE AND ACCIDENTS..........................................21

ARTICLE XXXIV.................................................................21

   34.1 RELEASE OF LANDLORD...................................................21

ARTICLE XXXV..................................................................21

   35.1 SECURITY DEPOSIT......................................................21

ARTICLE XXXVI.................................................................22

   36.1 SIGNS.................................................................22

ARTICLE XXXVII................................................................22

   37.1 GLASS.................................................................22

ARTICLE XXXVIII...............................................................22

   38.1 HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION......................22

ARTICLE XXXIX.................................................................23

   39.1 ISRA COMPLIANCE.......................................................23
   39.2 CONDITION PRECEDENT TO ASSIGNMENT AND SUBLEASE........................23

ARTICLE XL....................................................................23

   40.1 TENANT RELOCATION.....................................................23

ARTICLE XLI...................................................................24

   41.1 OPTION TO RENEW.......................................................24

ARTICLE XLII..................................................................24

   42.1 MISCELLANEOUS.........................................................24
   42.1 ENTIRE AGREEMENT......................................................24
   42.2 JURY TRIAL WAIVER.....................................................24
   42.3 FORCE MAJEURE.........................................................24
   42.4 BROKER................................................................24
   42.5 SEPARABILITY..........................................................25
   42.6 INTERPRETATION........................................................25
   42.7 FINANCIAL STATEMENTS..................................................26


ATTACHMENTS:

     EXHIBIT A
   WORKLETTER
   RULES AND REGULATIONS

                               AGREEMENT OF LEASE

AGREEMENT OF LEASE made this 8th day of April, 2005, between FIVE REGENT PARK ASSOCIATES, a New Jersey partnership, having a principal place of business at c/o Eastman Management Corporation, 651 W. Mt. Pleasant Ave., Livingston, NJ 07039 hereinafter referred to as "Landlord"; and SWK TECHNOLOGIES, INC., a New Jersey corporation, currently having an office and principal place of business at 293 Eisenhower Parkway, Livingston, New Jersey 07039, hereinafter referred to as "Tenant".

                                   WITNESSETH:

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Landlord and Tenant agree as follows:

                                   DEFINITIONS

For all purposes of this Lease and all agreements supplemental thereto or modifying this Lease, the following terms shall have the meaning specified:

"ADDITIONAL RENT"
         ADDITIONAL RENT shall mean all sums payable by Tenant to Landlord pursuant to the various Articles herein in which said term is used.

"BASIC RENT"
         BASIC RENT shall mean Eighty-Nine Thousand Seventy-One and 50/100 ($89,071.50) Dollars per annum in Lease Year 1; Ninety-Six Thousand Fifty-Seven and 50/100 ($96,057.50) Dollars per annum in Lease Years 2 and 3 and Ninety-Nine Thousand Five Hundred Fifty and 50/100 ($99,550.50) Dollars per annum in Lease Years 4 and 5.

"BROKER"
         BROKER shall mean TRAMMEL CROW and EASTMAN MANAGEMENT CORPORATION.

"BUILDING"
         BUILDING shall mean the building known as 5 Regent Street, and located at 5 Regent Street, Livingston, New Jersey.

"BUILDING HOLIDAY"
         BUILDING HOLIDAY shall mean President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and the day after, Christmas Day, and New Year's Day as each of said holidays are celebrated in the state in which the Real Property is located.

"COMMENCEMENT DATE"
         COMMENCEMENT DATE shall mean the earlier of:

         (1) the date which is ten (10) days after the date on which Landlord gives notice to Tenant that the Premises are or will be on a date certain, substantially completed in accordance with the provisions of the Workletter attached to this Lease; or;

         (2) the date on which Tenant shall take possession and occupy the Premises.

         As used herein, "substantially completed" shall mean that the Premises are fully completed and in working order, as to Landlord's building standard items of materials, work, and installations, except for minor items, the incompletion of which will not unreasonably interfere with Tenant's normal business operations, and Landlord has received notification, which may be verbal, from the municipality that a Certificate of Occupancy or similar permit or certificate confirming authorization to occupy the Premises will be issued in the ordinary course of business without additional work by Landlord hereunder.

         As of the date hereof, the ESTIMATED COMMENCEMENT DATE IS: May 15,
         2005.

         In the event the COMMENCEMENT DATE shall fall on a day other than the first day of a month, then, in such event, the BASIC RENT and ADDITIONAL RENT payable hereunder shall be apportioned for the number of days remaining in that month until the last day thereof.

"COMPLEX"
        COMPLEX shall mean Regent Street Office Park.

"EXCUSABLE DELAY"
         EXCUSABLE DELAY shall mean a delay caused by strike, lock-out or other labor troubles, act of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds.

"GOVERNMENTAL AUTHORITY"
         GOVERNMENTAL AUTHORITY shall mean the town, village, city, county, state, or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property.

"LEASE YEAR"
         LEASE YEAR shall mean the period beginning on the Commencement Date or the first day of the first calendar month thereafter if the Commencement Date is not on the first day of the month and on each annual anniversary thereof and ending one (1) year later. Lease Year 1 shall mean the period beginning on the Commencement Date and ending one
         (1) year later or on the last day of the calendar month in which the first anniversary of the Commencement Date shall occur, if the Commencement Date is not on the first day of the month. Lease Year 2 shall be the annual period beginning upon expiration of Lease Year 1. Lease Year 3 shall be the annual period beginning upon expiration of Lease Year 2. Lease Year 4 shall be the annual period beginning upon expiration of Lease Year 3. Lease Year 5 shall be the annual period beginning upon expiration of Lease Year 4.

"PARKING SPACES"
         PARKING SPACES shall mean the parking spaces located on the Real Property.

"PREMISES"
         PREMISES shall mean the area cross hatched on the floor plan of the Building annexed hereto as Exhibit A and made a part hereof and known as Suite _______.

"REAL PROPERTY"
         REAL PROPERTY shall mean the land upon which the Building is located and the Building collectively.

"RENTABLE AREA OF THE BUILDING"
         RENTABLE AREA OF THE BUILDING shall mean 68,808 square feet.

"RENTABLE AREA OF THE PREMISES"
         RENTABLE AREA OF THE PREMISES shall mean the sum of (1) the total number of square feet contained in the area shown on Exhibit A computed by measuring from the outside finish of the exterior of the Building wall(s) to the corridor side of the corridor walls or permanent partitions in the Premises, and to the center of partitions that separate the Premises from adjoining areas in the Building plus (2) an appropriate adjustment of one (1%) percent loss factor for the Premises' allocable share of the Building that is used for public corridors, public toilets, air-conditioning rooms, fan rooms, janitor's closets, electrical closets, telephone closets, elevator shafts, flues, stacks, pipe shafts and vertical ducts with their enclosing walls. In computing Rentable Area of the Premises and Rentable Area of the Building, no deduction shall be made for columns and projections necessary for the structural integrity of the Building. Upon completion, Landlord's architect will deliver a certification of the Rentable Area of the Premises, and the measurements so provided by Landlord's architect shall be conclusive and binding upon the parties hereto. If and to the extent the final measurements vary from those set forth herein, the Basic Rent, Rentable Area of the Premises and Tenant's Proportionate Share will be modified accordingly. The Rentable Area of the Premises is 6,986 square feet.

"RENT COMMENCEMENT DATE"
         RENT COMMENCEMENT DATE shall mean the date which is two months after the COMMENCEMENT DATE.

"SECURITY DEPOSIT"
         SECURITY DEPOSIT shall mean Twenty-One Thousand Two Hundred Six and 50/100 ($21,206.50) Dollars to be deposited by Tenant with Landlord on or before May 18, 2005, in the form of cash or irrevocable stand-by letter of credit in accordance with Section 35.1 of this Lease.

"STRUCTURAL REPAIRS"
         STRUCTURAL REPAIRS shall mean repairs to the roof, foundation, and permanent exterior walls and support columns of the Building.

"TENANT'S PROPORTIONATE SHARE"
         TENANT'S PROPORTIONATE SHARE is ten point one five (10.15%) percent.

"TERM"
         TERM shall mean a period of sixty-two (62) months commencing on the Commencement Date or on the 1st day of the first full month after the Commencement Date if same shall not be on the first day of the month, and terminating on the Termination Date.

"TERMINATION DATE"
         TERMINATION DATE shall mean the date which is sixty-two (62) months from the Commencement Date or the 1st day of the first full month after the Commencement Date if same shall not be on the first day of the month.

This Lease consists of this LEASE AGREEMENT and EXHIBIT A, a WORKLETTER, AND RULES AND REGULATIONS.

                                    ARTICLE I

1.1      RENT

         1.1 Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Premises for the Term. The Premises shall be delivered to the Tenant on the Commencement Date in broom-clean condition.

         1.2 Beginning on the Rent Commencement Date, Tenant hereby covenants and agrees to pay, when due, the Basic Rent and all Additional Rent as herein provided. Basic Rent shall be payable in equal monthly installments of (i) Seven Thousand Four Hundred Twenty-Two and 63/100 ($7,422.63) Dollars on the first day of each month during Lease Year 1;
         (ii) Eight Thousand Four and 79/100 ($8,004.79) Dollars on the first day of each month during Lease Years 2 and 3; and (iii) Eight Thousand Two Hundred Ninety-Five and 88/100 ($8,295.88) Dollars on the first day of each month during Lease Years 4 and 5, all shall be paid in advance, without set-off, demand or deduction, at the office of Landlord, or such other place as Landlord may designate. Notwithstanding any provision hereof, Basic Rent for the first complete calendar month of the Term shall be paid upon execution hereof and Landlord hereby acknowledges receipt thereof.

         1.3 In addition to and at the same times as it makes payments of Basic Rent as set forth in Section 1.2 above, Tenant hereby covenants and agrees to pay Additional Rent (as hereinafter defined) in monthly installments as described in Article VII below. Landlord hereby estimates that Tenant's Additional Rent during the first calendar year of the Term shall be $3,312.50 per month. Notwithstanding any provision hereof, Additional Rent for the first complete calendar month of the Term shall be paid upon execution hereof and Landlord hereby acknowledges receipt thereof.

         1.4 Any installment or installments of Basic Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder which are not paid when due (without regard to any otherwise applicable cure period), shall bear interest until paid at the rate of two (2%) percent per month (unless such rate shall be unlawful, in which case the highest permitted legal rate shall apply). In addition, if Tenant is delinquent more than five (5) days in the payment of any Basic Rent or Additional Rent it shall pay to the Landlord a late charge equal to five (5) cents for each dollar of Base Rent or Additional Rent which is delinquent.

         1.5 In the event any check paid by Tenant for the payment of any installment or installments of Basic Rent or Additional Rent or for any other sums payable by Tenant hereunder is returned by Landlord's bank for insufficient or unavailable funds, Tenant shall pay to Landlord a Fifty ($50.00) Dollar handling and administration fee upon notice and demand by Landlord.

                                   ARTICLE II

2.1      USE

         2.1 The Premises are to be used only for executive, general, and administrative offices in Tenant's information technology business, including, but not limited to technical and training services and other related business functions, which training shall be confined to the room labeled on Exhibit A as the "training room", and for no other purpose. Neither Tenant nor any of Tenant's servants, agents, employees, invitees or licensees shall damage, disfigure or injure the Premises or any portion thereof or the Real Property; nor shall Tenant allow the emission of any offensive odors or noise from the Premises. Any office equipment or machines used by Tenant within the Premises which may interfere with the use or enjoyment of any other tenant or occupant of the Building or which may be heard from any public area in or about the building shall be placed and maintained by Tenant, at Tenant's sole expense, in a sound proof setting such as cork, rubber or vibration eliminators to eliminate any such noise or vibration. Smoking shall not be permitted anywhere in the Premises.

         2.2 Tenant shall have access to the Premises on a twenty-four (24) hour, seven (7) day per week basis.

         2.3 If any governmental license or permits, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

         2.4 Tenant shall not store, place or allow the storing or placement of any materials, debris or other obstructions of any nature in any hallway, lobby or other public areas of the interior of the Building or on the sidewalk, parking area or other area or areas abutting or adjacent to the Real Property.

         2.5 Tenant shall not place anything on any floor of the Premises which will create a load in excess of the load per square foot which such floor was designed to carry.

         2.6 Tenant shall not move any heavy equipment or bulky matter, including, but not limited to safes or large office equipment or furniture, into or out of the Building without first obtaining Landlord's consent. If the movement of such items requires any special handling, all such work shall be done in full compliance with applicable laws, ordinances, codes, rules and regulations and any other applicable governmental requirements. All such movements shall be made during hours designated by Landlord which will least interfere with the normal operation of the Building, and all damage directly or indirectly caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

                                   ARTICLE III

3.1      CHANGE OF COMMENCEMENT DATE

3.1 If, for any reason, the Premises are not, or will not be, ready for occupancy on the Estimated Commencement Date, except as expressly set forth in Section 3.2 of this Lease, this Lease shall nevertheless continue in full force and effect and Tenant shall have no right to rescind, cancel, or terminate same, nor shall Landlord be liable for damages, if any, sustained by Tenant by reason of inability to obtain possession thereof on such date. In such event, Landlord will give Tenant notice, oral or otherwise, at least ten (10) days in advance of the date when Landlord expects the Premises to be ready for occupancy by Tenant, which notice, if in writing, shall establish the Commencement Date, or otherwise, the then Estimated Commencement Date.

         3.2 If Tenant shall use or occupy all or any part of the Premises for the conduct of business prior to the Commencement Date, such use or occupancy shall be deemed to be under all of the terms, covenants and conditions of this Lease, including the covenant to pay Basic Rent and Additional Rent for the period from the commencement of said use or occupancy to and including the date immediately preceding the Commencement Date, without, however, affecting the Term or the

         Termination Date. The provisions of the foregoing sentence shall not be deemed to give to Tenant any right or ability to use or occupy the Premises prior to the Commencement Date without the written consent of Landlord.

                                   ARTICLE IV

4.1      ACCEPTANCE

         4.1 When Tenant takes possession of the Premises, which shall be on or about the Commencement Date, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession, subject to punch list items and latent defects of which Tenant gives notice to Landlord within thirty (30) days thereafter.

                                    ARTICLE V

5.1      COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS
         5.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire and extended coverage or public liability insurance on the Real Property, or invalidate or conflict with the fire and extended coverage insurance or public liability insurance policies covering the Real Property, any Building fixtures, or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules, or regulations of any Governmental Authority. Tenant hereby indemnifies and will hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises, in the Building, or on the Real Property whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness, or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord within ten (10) days of demand therefore. Any amounts payable by Tenant hereunder shall be deemed Additional Rent.

                                   ARTICLE VI

6.1      PERSONAL PROPERTY TAXES

         6.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business, and its use and occupancy of the Premises.

                                   ARTICLE VII

7.1      ADDITIONAL RENT

         7.1 Tenant hereby covenants and agrees to pay as Additional Rent the amounts as set forth below.

7.2      REAL ESTATE TAXES

         7.2.1 For each year or part of a year occurring within the Term, Tenant shall pay to Landlord, within thirty (30) days after Landlord's presentation of Landlord's Statement (as hereinafter defined), to Tenant therefor, as Additional Rent, Tenant's Proportionate Share of all real estate and personal property taxes (inclusive of municipal sewer and water rents and charges, if any) assessed against the Real Property and Building of which the Premises are a part.

         7.2.2 As used herein, the term "Real Estate Taxes" shall mean those real estate taxes, assessments (added, special or regular), sewer rents, rates and charges which shall be levied, imposed or assessed upon the Real Property, including, but not limited to assessments for any special improvement district in which the Real Property may be located, provided that, if because of any change in the method of taxation of real estate any other tax or assessment is imposed upon Landlord or the owner of the Real Property or upon or with respect to the Real Property or the rents or income therefrom in substitution for or in lieu of those taxes attributable to the Real Property, such other tax or assessment shall be deemed Real Estate Taxes for the purpose herein; provided, however, that Real Estate Taxes shall not include any gift, inheritance, estate, franchise, income, profits, capital or similar tax imposed, unless and to the extent any such tax shall be imposed or levied in lieu of Real Estate Taxes.

         7.2.3 Landlord may take the benefit of the provisions of any statute or ordinance permitting any Real Estate Taxes to be paid over a period of time.

         7.2.4 If Landlord shall receive any refund of Real Estate Taxes in respect of any tax year, Landlord shall deduct from such refund any expenses incurred in obtaining such refund, and out of the remaining balance of such refund, Landlord shall credit to Tenant Tenant's Proportionate Share of such refund provided however, that in no event shall any such refund reduce Tenant's Proportionate Share of Real Estate Taxes beyond that which was originally charged to Tenant as Additional Rent. Any expenses incurred by Landlord in contesting the validity of the amount of the assessed valuation of the Real Property or of any Real Estate Taxes, to the extent not offset by a tax refund, shall be included as an item of Real Estate Taxes for the tax year in which such contest shall be finally determined for the purpose of computing the Additional Rent due Landlord or any credit due to Tenant hereunder.

         7.2.5 If the tax year for Real Estate Taxes shall be changed, then appropriate adjustment shall be made in the computation of the Additional Rent due to Landlord or any credit due to Tenant, in accordance with sound accounting principles to effectuate the changeover to any new tax year adopted by any taxing authority.

         7.2.6 If the last year of the Term ends on any day other than the last day of a tax year, any payment due to Landlord or credit due to Tenant by reason of any increase or decrease, as the case may be, in Real Estate Taxes shall be prorated and Tenant covenants to pay any amount due to Landlord within thirty (30) days after being billed therefor and Landlord covenants to credit any amount due to Tenant as the case may be. These covenants shall survive the expiration or termination of this Lease.

7.3      LANDLORD'S OPERATING EXPENSES

         7.3.1 For each year or part of a year occurring within the Term, Tenant shall pay to Landlord within thirty (30) days after Landlord's presentation of Landlord's Statement (as hereinafter defined) to Tenant therefor, as Additional Rent, Tenant's Proportionate Share of Landlord's Operating Expenses attributable to the Real Property and the Building.

         7.3.2 As used herein, the term "Landlord's Operating Expenses" shall mean those costs or expenses paid or incurred by Landlord for operating, maintaining, and repairing (inclusive of Structural Repairs) the Building, any of its systems, or the Real Property, including the cost of electricity, gas, water, fuel, window cleaning, janitorial service, insurance of all kinds carried in good faith by Landlord and applicable to the Building or the Real Property, snow removal, maintenance and cleaning of the parking lot, cleaning of the exterior of the Building's windows, landscape maintenance (including replanting and replacing flowers and other plantings), painting or repainting or redecorating of the public areas, maintenance of equipment and replacement of worn out mechanical or damaged equipment, uniforms, management fees, typical and customary office expenses, building supplies, sundries, sales or use tax on supplies or services, wages, salaries and other compensation, including applicable payroll taxes and benefits, of all persons engaged by Landlord for the operation, maintenance and repair of the Building and the Real Property including independent contractors' fees, replacement cost of tools and equipment, legal and accounting expenses, and any other expenses or costs, which in accordance with generally accepted accounting principles and the standard management practices for office buildings comparable to the Building would be considered as an expense of operating, maintaining, or repairing the Building and the Real Property. Excluded from Landlord's Operating Expenses are capital improvement costs (unless any such cost or costs are incurred as a cost savings measure that will, at least in part, be of benefit to Tenant), costs reimbursed by insurance or otherwise, the cost of work performed specifically for a tenant in the Building for which such tenant reimburses Landlord, costs in connection with preparing space for a new tenant and real estate broker's commissions.

7.4      LANDLORD'S STATEMENTS

         7.4.1 On or about May first of each year of the Term, or within a reasonable period of time thereafter, Landlord shall submit to Tenant a statement ("Landlord's Statement") showing in reasonable detail Landlord's Operating Expenses and Real Estate Taxes during the preceding calendar year. Within fifteen (15) days next following the submission of a Landlord's Statement.

         Tenant shall pay to Landlord Tenant's Proportionate Share. Provided Tenant pays its Proportionate Share of said amount in accordance with the terms herein, Tenant or its representative shall have the right to examine Landlord's books and records with respect to the items in the foregoing Landlord's Statement during normal business hours at any time within forty-five (45) days following the delivery by Landlord to Tenant of such Landlord's Statement (the "Inspection Period"). Tenant's failure to inspect during the Inspection Period shall be deemed a waiver of Tenant's right to so inspect and Tenant waives its right to request any such inspection after the Inspection Period. Unless Tenant shall take written exception to any item contained therein within the Inspection Period, such Landlord's Statement shall be considered as final and accepted by Tenant and Tenant waives its right to take exception after the Inspection Period. In the event Tenant takes timely written exception to any item contained in Landlord's books and records with respect to the items in the foregoing Landlord's Statement, any payment made in accordance with this Paragraph 7.4.1 shall be deemed made in protest to the extent of such exception.

         7.4.2 On the first day of each month following the submission of any Landlord's Statement which shows that Tenant is obligated to pay Additional Rent pursuant to this ARTICLE, Tenant shall pay to Landlord, on account of its potential obligation to pay such Additional Rent for the calendar year following the calendar year for which such Landlord's Statement shall have been rendered, a sum equal to one-twelfth (1/12) of the amount which the Tenant shall have paid as such Additional Rent for such prior calendar year. Such sum shall be due with each monthly installment of Basic Rent until submission of the next succeeding Landlord's Statement and shall be collectible by Landlord as Additional Rent. However, the Landlord may, at its discretion from time to time determine the new monthly account payments based on the Landlord's operating budget for the year to which the monthly account payments apply (Budget Billing). Such account payments may begin on January 1 of the subject year or thereafter whenever the account payments are determined with an appropriate retroactive adjustment to January 1 of that year.

         7.4.3 In each Landlord's Statement there shall be a reconciliation as follows: Tenant shall be charged with any Additional Rent shown on such Landlord's Statement, which charge shall be reduced by the aggregate amount, if any, paid by Tenant on account thereof. Tenant shall pay any net balance due to Landlord within thirty (30) days as set forth above; any overpayment shall be applied by Landlord against the next accruing monthly installment of Additional Rent, or shall be paid over to Tenant upon termination of this Lease, subject to Landlord's rights and remedies hereunder.

         7.4.4 Any Additional Rent under this ARTICLE shall be prorated for the final calendar year of the Term if such year covers a period of less than twelve (12) months. In no event shall any adjustment in Tenant's obligation to pay Additional Rent under this ARTICLE result in a decrease in the Basic Rent payable hereunder. Tenant's obligation to pay Additional Rent and Landlord's obligation to credit to Tenant any amount referred to in this ARTICLE for the final year of the Term shall survive the expiration or termination of this Lease.

                                  ARTICLE VIII

8.1      RULES AND REGULATIONS

         8.1 Tenant, on behalf of itself and its employees, agents, servants, invitees, and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property which are set forth at the end of this Lease and which are expressly made a part hereof. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care, and cleanliness of the Real Property, the preservation of good order therein, and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days written notice thereof from Landlord. All such amendments shall apply to all tenants in the Building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant.

                                   ARTICLE IX

9.1      LANDLORD'S RIGHT OF ENTRY

         9.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes: (1) examining the Premises; (2) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof; (3) erecting, maintaining, repairing, or replacing wires, cables, conduits, vents or plumbing equipment running in, to, or through the Premises; (4) showing the Premises to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees or others; or (5) showing the Premises to prospective new tenants of the Premises during the last nine (9) months of the Term. However, Landlord shall give Tenant prior notice, oral or otherwise, before commencing any non-emergency repair or alteration.

         9.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

         9.3 Landlord, in exercising any of its rights under this ARTICLE IX, shall not be deemed guilty of an eviction, or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same. The Basic Rent and Additional Rent as defined in this Lease shall in no way abate while said repairs or alterations are being made.

         9.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this ARTICLE IX shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not unreasonably to interfere therewith.

                                    ARTICLE X

10.1     MAINTENANCE BY TENANT AND LANDLORD

         10.1 Except as otherwise set forth in this ARTICLE X, Tenant shall take good care of the Premises throughout the Term and shall preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear excepted. Tenant, at its sole cost shall be responsible for cleaning and maintenance and repair of the Premises and shall retain and maintain its own janitorial services. Tenant further agrees not to injure, overload, deface, or commit waste of the Premises, the Building or the Real Property. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment, plumbing and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through, or under the Tenant. In addition, Tenant shall, at its sole cost and expense, maintain a service contract with a reliable HVAC contractor reasonably acceptable to Landlord (and is a certified Carrier technician) to perform regular monthly or other required service and maintenance to the HVAC system. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such extermination company as shall be approved by Landlord. Tenant shall be responsible for the cost of maintenance and repair of all plumbing and related equipment which is within the Premises.

         10.2 Notwithstanding the provisions of ARTICLE X which may be to the contrary, Landlord represents and warrants that the HVAC system servicing the Premises shall be in working order as of the Commencement Date and Landlord covenants and agrees to warranty the HVAC system against defects for a period of one (1) year beginning on the Commencement Date, conditioned upon the Tenant performing all of its maintenance obligations with respect thereto as set forth in Section
         10.1 above.

         10.3 Landlord shall be responsible for making all Structural Repairs and shall maintain, repair and replace the parking area and the exterior of the Building. Landlord shall be responsible for landscape maintenance, snow removal, striping of the parking lot, exterior window cleaning, dumpster rental and trash removal, as set forth in Section
         7.3.2 above. Nothing in this Section shall be construed to prohibit Landlord from including the costs paid or incurred hereunder as "Landlord's Operating Expenses." To the extent any such repairs or replacements arise from the negligence of Tenant, its agents, servants, employees, licensees or invitees, Tenant shall be solely responsible for the cost thereof.

                                   ARTICLE XI

11.1     ALTERATIONS OR IMPROVEMENTS BY TENANT

         11.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent, with the exception of minor cosmetic changes in the nature of painting and carpeting at a cost up to $25,000 per job or series of related jobs, which may be done without Landlord's prior consent, but shall not be done unless at least seven
         (7) days prior written notice
         thereof shall be given to Landlord. Subject to the aforementioned consent of Landlord, Tenant at Tenant's sole expense, may hire contractors approved by Landlord, or Landlord may elect, on Tenant's behalf, to make such alterations, installations, additions, or improvements in or to the Premises (collectively "Tenant Alterations") which are non-structural and which do not affect utility services, plumbing, electrical lines, sprinkler systems, HVAC systems or any other mechanical systems, in or to the Premises or Building or which involve any drywall construction. In the event Landlord shall elect on Tenant's behalf to perform the Tenant Alterations, Landlord shall (a) perform such work upon terms and conditions that are fair and competitive with those that would be available on an arms-length basis with third parties, and (b) obtain multiple bids where appropriate. All such Tenant Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless otherwise required by Landlord, by written notice given at the time of Landlord's consent to the specific Tenant Alterations, to be removed by Tenant upon the expiration or termination of this Lease, or unless Tenant, by notice to Landlord no later than thirty (30) days prior to the Termination Date, requests Landlord's consent to remove same. If Landlord so consents the same shall be removed from the Premises by Tenant prior to the Termination Date at Tenant's sole expense. Nothing in this ARTICLE shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the Premises or upon removal of any other installation as may be permitted or required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such Tenant Alteration. Tenant shall take care during such removal, and Tenant shall repair any damage to the Premises or to the Real Property incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term which remains on the Premises after the Termination Date shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

         11.2 Prior to the commencement of any Alteration, Tenant shall at its sole expense, obtain all required permits, approvals, and certificates required by all Governmental Authorities and upon completion of the alteration, certificates of final approval thereof. Tenant shall deliver to Landlord promptly upon its receipt duplicates of same. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in ARTICLE XXXI below.

         11.3 Upon completion of any Tenant alterations as defined herein, Tenant shall immediately deliver to Landlord (i) an unconditional, final Certificate of Occupancy, (ii) "as-built" final plans and drawings identical to those upon which Landlord granted its approval, and (iii) Tenant's architect's certification that the alterations as completed conform with all applicable local, county state and/or federal statutes, ordinances, rules, regulations and codes including, but not limited to the orders, rates and regulations of the National and local Boards of Fire Underwriters and any other body or bodies hereinafter exercising similar functions.

                                   ARTICLE XII

12.1     ASSIGNMENT AND SUBLETTING

         12.1 Tenant for itself, its heirs, distributees, successors, and assigns, expressly covenants that it shall not directly or indirectly by operation of law, merger, consolidation, reorganization, dissolution, change of majority ownership of Tenant, or otherwise, assign (which for purposes of this Lease, shall include any such merger, consolidation, reorganization, dissolution or change of ownership of Tenant), mortgage, or encumber this Lease, or any part thereof, or permit the Premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by the Tenant shall be void. Notwithstanding anything in this Lease to the contrary, the Landlord's prior consent shall not be required if such merger, consolidation or reorganization is with Tenant's parent or subsidiary or a company affiliated with Tenant so long as Landlord has received evidence that such parent, subsidiary or affiliate has a net worth that is equal to or greater than the net worth of Tenant as of the date of execution of this Lease, provided, however, that Tenant shall give Landlord prior written notice not less than ten (10) days prior to such a merger and provide copies of the certificate of merger, certificate of consolidation or such similar document confirming same within twenty (20) days thereafter. The consent by Landlord to any assignment, mortgage, encumbrance, subletting, or use of the Premises by others shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance, subletting or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant.

         12.2 Landlord covenants and agrees that it will not unreasonably withhold its consent to Tenant's assigning or subletting all or a part of the Premises, provided, however, (1) that Tenant shall not be in default under any of the terms, covenants, conditions, provisions, and agreements of this Lease at the time of any notice or request for consent under the terms of this ARTICLE or at the effective date of such subletting or assigning; and (2) that such subletting or assigning shall not be made with a Tenant who shall be or who shall seek to use any portion of the Premises for a use incompatible with that customarily found in first-class office buildings; notwithstanding the foregoing, the Premises may not be sublet or assigned to any employment agency, governmental department, labor union office, doctor's or dentist's office, dance or music studio, school or beauty salon and (3) that the proposed subtenant or assignee is not then an occupant of any part of the Building or a party who dealt with Landlord or Landlord's agent (directly or through a broker) with respect to space in the Building during the 12 months immediately preceding Tenant's request for Landlord's consent.

         12.3 If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to Landlord: (1) the name and address of the proposed assignee or subtenant; (2) the terms of the proposed assignment or subletting;
         (3) the nature of the proposed assignee's or subtenant's business; and
         (4) such information as to the proposed assignee's or subtenant's financial responsibility and general reputation as Landlord may reasonably require.

         12.4 Upon the receipt of such request and information from Tenant, Landlord shall have the option to be exercised in writing within twenty
         (20) days after such receipt, to either (1) cancel and terminate this Lease, if the request is to assign this Lease or to sublet all of the Premises, or if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case as of the date set forth in Landlord's notice of exercise of such option; or (2) to grant said request; or, (3) to deny such request. In the event Landlord elects to give Tenant notice under subpart (1) of this Section 12.4, then, Tenant shall have the option, exercisable on written notice within five (5) business days of Landlord's notice to withdraw its request for Landlord's consent, whereupon this Lease shall remain in full force and effect.

         12.5 In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the square feet in the Rentable Area of the Premises.

         12.6 In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions, and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on a form acceptable to Landlord, shall be delivered to Landlord within thirty
         (30) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

         12.7 In no event shall any assignment or subletting (whether or not Landlord may have consented), release or relieve Tenant from its obligations to fully perform all of the terms, covenants, and conditions of this Lease on its part to be performed.

         12.8 Without otherwise restricting the grounds upon which Landlord may otherwise withhold its consent, Landlord shall not be deemed to have unreasonably withheld its consent to such an assignment or subletting if "Landlord Consent Requirements" are not satisfied. Furthermore, Landlord may withhold its consent if, in its judgment, it determines that:

                  12.8.1 The proposed new use of the Premises is not, in Landlord's sole opinion, appropriate for the Building or in keeping with the character of the existing tenancies or is expressly prohibited under the terms of this Lease.

                  12.8.2 The proposed assignee's use or occupancy will make unreasonable or excessive demands on the Building's services, maintenance or facilities or will cause excessive traffic or unacceptable increase in density of traffic of the building.

                  12.8.3 Less than fifty (50%) percent of the Rentable Area Of The Building or eighty (80%) percent of the Rentable Area of the Complex is then rented.

         12.9 As used herein, "Landlord's Consent Requirements" shall mean the following minimum requirements which must be met by Tenant before Landlord shall consent to an assignment or subletting of all or part of the Premises:

             12.9.1 The assignment or subletting shall be at any one time to no more than one (1) subtenant or assignee.

             12.9.2 The assignment or subletting shall be for not less than 3,000 rentable square feet.

             12.9.3 If Tenant shall remain in possession of at least fifty (50%) percent of the Premises, the assignment or subletting shall be for a term of not less than twelve (12) months, otherwise, the assignment or subletting shall be for a term of not less than forty-eight (48) months, unless the unexpired portion of such Term of this Lease shall be less than twelve (12) months or forty-eight
             (48) months, as the case may be, in which event for the unexpired portion or such Term.

         12.10 If the Landlord shall consent to any subletting or assignment, in accordance with the terms of this Article, fifty (50%) percent of any rents or other consideration received by the Tenant in excess of the rents or other sums required to be paid by Tenant to Landlord, shall be paid by Tenant to Landlord.

         12.11 Tenant shall reimburse Landlord for Landlord's reasonable costs and expenses (including without limitation the charges of any outside architectural, engineering, accounting or legal professionals retained by Landlord to review the proposed assignment or sublease, if any) incurred by Landlord in connection with any proposed subletting or assignment by Tenant. The amount of such costs and expenses shall be deemed to be Additional Rent under the terms of this Lease and shall be payable by Tenant upon demand, regardless of whether Landlord consents to or denies such assignment or sublease or elects to cancel this Lease as provided in paragraph 12.4 above.

         12.12 Neither the Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises or any other portion of the Real Property shall enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of space in the Premises or any other portion of the Real Property which provides for any rental or other payment for such use, occupancy or utilization based in whole or in part upon the net income or profits derived from any person from the space in the Premises or any other portion of the Real Property so leased, used, occupied or utilized, other than an amount based upon a fixed percentage or percentages of gross receipts or gross sales.

         12.13 Notwithstanding any provision of ARTICLE XII which may be to the contrary, Tenant shall be permitted to sublease up to two (2) offices (as shown on Exhibit A) without obtaining Landlord's consent and without being subject to Section 12.4 of this Lease, so long as Tenant shall give written notice of such sublease(s), including a true copy of same, within five (5) days after the execution thereof.

                                  ARTICLE XIII

13.1     SURRENDER

         13.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the Commencement Date, normal wear and tear, repairs and replacements by Landlord, alterations, additions, and improvements permitted hereunder, excepted, free and clear of all occupancies. Tenant's obligations to observe or perform this covenant shall survive the Termination Date or prior expiration of the Term. If the Termination Date falls on a Sunday or a legal holiday, this Lease shall expire at 11:59 p.m. on the business day first preceding said date.

                                   ARTICLE XIV

14.1     HOLDING OVER

         14.1 If Tenant holds possession of the Premises beyond the Termination Date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at Double the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the Termination Date or prior expiration of the Term, and Landlord, upon said Termination Date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises. In addition, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense, including, but not limited to, attorney's fees resulting from such failure to vacate and also including any claims made by any succeeding tenant founded on such failure to vacate.

                                   ARTICLE XV

15.1     ELECTRICITY

         15.1 Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: (1) Tenant shall pay for such electrical energy as provided by this Paragraph; (2) Landlord shall not be liable in any way to Tenant, Tenant's agents, servants, employees, invitees or licensees, for any loss, damage, or expense which Tenant, Tenant's agents, servants, employees, invitees or licensees, may sustain or incur as a result of any failure, defect, or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof.

         15.2 The Tenant shall, at its own cost and expense, pay all service and usage charges for gas, electric, sprinkler, or any other utility which is separately metered and billed to Tenant. With respect to any utility which is not separately metered and billed to Tenant, Tenant shall pay the charge assessed to Tenant by Landlord based upon Tenant's Proportionate Share. Landlord shall arrange for separate metering or sub-metering of Tenant's actual electricity usage (except for common areas) and Tenant shall pay to the utility or Landlord, as the case may be, the charges billed.

         15.3 In no event shall Landlord be required or obligated to increase the electrical capacity of any portion of the Building's system, or to provide any additional wiring or capacity to meet Tenant's additional requirements, if any, beyond that which was servicing the Premises at the Commencement of the Lease Term. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances, or equipment without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefore shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

         15.4 Landlord shall not be liable in the event of any interruption in the supply of electricity, or for any consequence thereof and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

         15.5 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claims against Landlord for damages for failure to furnish such service.

                                   ARTICLE XVI

16.1     QUIET ENJOYMENT

         16.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements, and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold, and enjoy the Premises, subject and subordinate to the rights set forth in ARTICLE XXI, free from any interference whatsoever by, from, or through the Landlord, provided, however, that no diminution or abatement of the Basic Rent, Additional Rent, or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs, improvements or additions to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance, or order of any Governmental Authority, except as and if expressly provided for herein.

                                  ARTICLE XVII

17.1     AIR AND LIGHT

         17.1     This Lease does not grant any rights to air and light.

                                  ARTICLE XVIII

18.1     DEFAULT

         18.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a Default by Tenant and a breach of this Lease: (1) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act; (2) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; (3) the making by Tenant of an assignment for the benefit of creditors; (4) the suspension of business by Tenant or any act by Tenant amounting to a business failure; (5) the filing of a tax lien or a mechanics' lien against any property of Landlord or Tenant, which filing is not bonded or removed within five (5) days after notice thereof from Landlord; (6) Tenant's causing or permitting the Premises to be vacant, for a period in excess of ten (10) days or abandonment of the Premises by Tenant; (7) failure by Tenant to pay Landlord when due the Basic Rent, Additional Rent or any other sum by the time required by the terms of this Lease which failure is not cured within five (5) business days after notice thereof from Landlord; (8) a failure by Tenant in the performance of any other term, covenant, agreement, or condition of this Lease on the part of Tenant to be performed, which failure, if curable, is not cured within thirty (30) days (or such longer period as may be necessary, so long as Tenant is diligently and continuously undertaking such cure) after notice thereof from Landlord; (9) a default by Tenant under any other lease or sublease with Landlord.

         18.2 Notwithstanding anything herein to the contrary, Landlord shall not be required to provide Tenant with more than two (2) notices of default during the Term of this Lease, regardless of the cause giving rise to, or the nature of the default. Tenant herein waives any notice requirements found elsewhere in this Lease beyond the number described herein.

                                   ARTICLE XIX

19.1     LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

         19.1 Upon a Default by Tenant the following provisions shall apply and Landlord shall have the rights and remedies set forth therein which rights and remedies may be exercised upon or at any time following the occurrence of a Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Default has been cured by Tenant in all respects.

         19.2 Landlord shall have the right to sue for unpaid Basic Rent, Additional Rent and for all other sums owed to Landlord, or to accelerate all Basic Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent and/or other charges to the extent that such Additional Rent and/or other charges can be determined and calculated to a fixed sum; and the amount of accelerated rent and other charges, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant. Additional Rent and/or other charges which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

         Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under paragraph 19.3 below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord as determined by the applicable provisions of paragraphs 19.4 and 19.5 below.

         19.3 By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date specified in such notice; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Default and the ensuing termination.

         Following such termination (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

         19.4 Unless and until Landlord shall have terminated this Lease under paragraph 19.3 above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and, in addition and without regard to whether Landlord shall have terminated this Lease, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Default having occurred.

         If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. It is understood that Landlord shall have no obligation to have the Premises available for reletting or otherwise endeavor to relet so long as Landlord (or any related entity) has other comparable vacant space or property available for leasing to others and that notwithstanding non-availability of other space or property Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

         19.5 The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:

             (1) all Basic Rent, Additional Rent and other charges accrued and unpaid as of the termination date; and

             (2) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same, (iii) the costs of reletting (exclusive of those covered by the foregoing (ii)), including brokerage fees and reasonable counsel fees; and

             (3) all Basic Rent, Additional Rent and other charges to the extent that the amount(s) of Additional Rent or other charges have been determined otherwise payable by Tenant over the remainder of the Term; and

             (4) all Basic Rent which would have been due from the Commencement Date until the Rent Commencement Date.

             Less, deducting from the total determined under subparagraphs (1),
             (2), and (3) all rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

         The damage sums payable by Tenant under the preceding provisions of this paragraph 19.5 shall be payable on demand from time to time as the amounts are determined.

         In lieu of the damages payable in subparagraph (1), (2), and (3) of this paragraph 19.5, in the event Landlord so elects or relets the Premises (or part thereof) during or attributable to any period falling within the otherwise remainder of the Term, Landlord shall be entitled to recover from Tenant, in a single action, as liquidated damages for such sum (in addition to the damages otherwise set forth herein), an amount calculated to equal the damages set forth in such subparagraph
         (1), (2), and (3), provided that for the purpose of calculating said liquidated damage amount, Additional Rent and other charges shall be fixed, from the date of such election or commencement of reletting, as the amount of Additional Rent and other charges which would have been paid by Tenant, had Tenant not defaulted, as of the date of such election or commencement of reletting and, the deduction, if any, therefrom as set forth above shall be the fair market rental value of the Premises at the date of such election or the then fixed rent payable by the terms of such reletting as the case may be.

         19.6 Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of interest stated at paragraph 1.3.

         19.7 Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

         19.8 In addition to any applicable lien, none of which are to be deemed waived by Landlord, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in ARTICLE XXVI of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith.

         19.9 For the purpose of this ARTICLE XIX, in the event of Tenant's voluntary or involuntary bankruptcy, should the Tenant as Debtor-in-Possession or a Trustee appointed by the Bankruptcy Court, attempt to provide adequate assurance of Tenant's ability to continue to operate out of the Premises, adequate assurance shall mean, at a minimum, the following:

             (i) The Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Demised Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

             (ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

                                   ARTICLE XX

20.1     LANDLORD'S REMEDIES CUMULATIVE; EXPENSES

         20.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, at Landlord's option, this Lease shall be construed to be a divisible contract, to the end that if Landlord so elects successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

         20.2 Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder, whether or not incurred in litigation; provided, however, that in the event of litigation, then Landlord shall be entitled to recover such fees only if Landlord substantially prevails in such action.

                                   ARTICLE XXI

21.1     SUBORDINATION, ESTOPPEL AND ATTORNMENT

         21.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) and all ground or other underlying leases from which Landlord's title is derived ("ground leases") which may now or hereafter encumber or otherwise affect the Real Property or Landlord's leasehold therein, and to any and all renewals, extensions, modifications, recasting or refinancing thereof. This clause shall be self operative and no further instrument of subordination need to be required by any mortgagee, trustee or ground lessee. Nevertheless, if requested by Landlord, Tenant shall promptly execute such subordination certificate or other subordination document requested. Landlord may execute said certificate or other document on behalf of Tenant if Tenant does not execute said certificate or other document within five
         (5) business days after receiving it and Tenant hereby designates Landlord its attorney-in-fact for such purpose. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage, Tenant if requested to do so by the purchaser at the foreclosure sale or the grantee of any deed given in lieu of foreclosure, shall attorn to such purchaser or grantee, shall recognize the purchaser or grantee as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without any deduction or set-off or any kind whatsoever. Tenant agrees that if any proceedings are successfully brought for the termination of any ground lease, or if any other remedy is successfully exercised by any ground lessor whereby the ground lessor succeeds to the interests of tenant under the ground leases, Tenant, if requested to do so by the ground lessor, shall attorn to the ground lessor, shall recognize the ground lessor as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or set-off.

         21.2 Both parties agree at any time and from time to time upon not less than five (5) business days prior written request by the other party, to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid, and stating whether that party knows of any default by the other party under this Lease, and, if so, specifying each such known default, it being intended that any such statement delivered pursuant to this paragraph
         21.2 shall be given in connection with a sale or financing transaction being consummated by the requesting party and may be relied upon by a prospective purchaser of the requesting party's interest or a mortgagee of Landlord's the requesting parties interest or assignee thereof.

         21.3 If, in connection with obtaining or continuing financing on the Premises, the Real Property, or improvements thereto, the Landlord's mortgage lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant agrees to promptly execute a modification document incorporating such modifications; provided that said modifications do not increase the monetary obligations of the Tenant or, in the Tenant's reasonable judgment, materially adversely affect the Tenant's use of the Premises.

                                  ARTICLE XXII

22.1     DAMAGE BY FIRE OR OTHER CASUALTY

         22.1 If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees or, if such damage irrespective of cause shall be insured: (1) except as otherwise provided in subsection
         (2) hereof, the damage shall be repaired by and at the expense of Landlord (subject to the receipt of applicable insurance proceeds) and the Basic Rent and Additional Rent until such repairs shall be made shall be equitably abated according to the part of the Premises which is usable by Tenant, unless such damage was caused by the fault or negligence of Tenant or its servants, agents, employees, invitees, or licensees, in which case no abatement of Basic Rent or Additional Rent shall be made. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue due to an Excusable Delay. (2) If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within nine
         (9) months of the casualty or if Landlord shall decide not to restore or repair same, or shall decide to demolish the Building or to rebuild it, then Landlord shall, within thirty (30) days after final adjustment of all the insurance claims from such fire or other casualty, give Tenant a notice of such circumstance or decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. (3) If Landlord fails to complete the repair and restoration of the Premises within nine (9) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid nine (9) month period. (4) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

         22.2 If the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees and said damage is not covered under the policy or policies of insurance issued to Landlord or Tenant, Tenant shall be liable to Landlord as is elsewhere provided in this Lease, Landlord shall have the option but not the obligation to restore or rebuild the same or to terminate this Lease and Tenant shall continue to be responsible to pay Basic Rent and Additional Rent without abatement for the entire Term otherwise applicable. Notwithstanding anything herein to the contrary, under no circumstances shall Tenant have the right to cancel and terminate this Lease in the event the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees.

                                  ARTICLE XXIII

23.1     MUTUAL WAIVER OF SUBROGATION CASUALTY

         23.1 Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, and/or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.

                                  ARTICLE XXIV

         24.1 If the Premises shall be acquired or condemned by eminent domain proceeding, or by giving of a deed in lieu of thereof, then and in that event, the Term shall cease and terminate from the date of title-vesting pursuant to such proceeding or agreement. If only a portion of the Premises shall be so acquired or condemned, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. If 25% or more of the Premises shall be acquired or condemned, the Tenant shall also have the option to terminate this Lease. In the event of a termination under this ARTICLE other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, Tenant shall have no claim whatsoever against Landlord including (without limitation) any claim for the value of any unexpired Term; nor shall Tenant be entitled to claim or receive any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord. Tenant may apply for reimbursement of its moving and relocation expenses from the condemning authority, but Tenant shall assert no claim, including (without limitation) any claim for the value of any unexpired Term, against the condemning authority that may in any way impair or diminish Landlord's claims against such condemning authority.

                                   ARTICLE XXV

25.1     CHANGES SURROUNDING BUILDING
         25.1 This Lease shall not be affected or impaired by any change, alteration or addition in, to or of any sidewalk, alley, street, landscape or structure adjacent to or around the Building or Real Property, except as provided in ARTICLE XXIV, and so long as such change does not materially reduce the number of parking spaces available for Tenant's use or materially impair access to the Building.

         25.2 Any changes in the arrangement or location of any public portion of the Building not contained in the Premises or any part thereof shall not constitute an eviction or disturbance of Tenant's use or possession of the Premises provided such change does not unreasonably interfere with Tenant's use of or ingress to and from the Premises and Landlord shall be free to make such changes or alterations without liability to Tenant

         25.3 Landlord may on sixty (60) days written notice, designate a name and address for the Building and may change same from time to time as Landlord sees fit or as may be required by law.

                                  ARTICLE XXVI

26.1     NOTICES

         26.1 Except as may be otherwise expressly provided in this Lease, notices by either party to the other shall be in writing and shall be sent by registered or certified mail, by overnight mail by a reputable overnight delivery service or by hand delivery, addressed to Landlord or Tenant at their respective addresses hereinabove set forth (or to the appropriate facsimile number in the case of delivery by facsimile transmission) or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served upon receipt by the addressee or, in the case of notice by mail, three (3) days after the date of mailing, except that notice of change of address shall not be deemed served until received by the addressee.

                                  ARTICLE XXVII

27.1     NO WAIVER

         27.1 No delay or forbearance by Landlord or Tenant, no act or undertaking by Landlord or Tenant and/or no waiver by Landlord or Tenant of any breach by the other party of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any current (unless Landlord so agrees in writing) or succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

         27.2 No employee of Landlord or of Landlord's agents shall have any authority to accept the keys of the Premises prior to the Termination Date and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

         27.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

         27.4 The failure of Landlord to enforce any of the Rules and Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

                                 ARTICLE XXVIII

28.1     LANDLORD'S RESERVED RIGHTS

         28.1 Landlord reserves the following rights: (1) if during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and, (2) to masterkey all locks to the Premises.

         28.2 Landlord may enter upon the Premises and may exercise either of the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

                                  ARTICLE XXIX

29.1     LANDLORD'S LIABILITY

         29.1 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Building or from the pipes, appliances, plumbing, or the roof, street, subsurface, or from any other place or by dampness, offensive odors or noise, or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents.

         29.2 Should Tenant enter the Premises prior to the Commencement of this Lease for the purpose of making any installations, alterations or improvements as may be permitted by Landlord, Landlord shall have no liability or obligation for the care or preservation of Tenant's property , for personal injury, or otherwise.

         29.3 Tenant agrees to take such steps, at its own cost, as it may deem necessary and adequate for the protection of itself, and its agents, servants, employees, invitees, and licensees against personal injury and property damage, by insurance, as a self-insurer or otherwise.

                                   ARTICLE XXX

30.1     TENANT'S LIABILITY

         30.1 Tenant shall hold Landlord harmless from and indemnify Landlord for all expenses, damages, or fines, incurred or suffered by Landlord by reason of any breach, violation, or non-performance by Tenant, its agents, servants, employees, invitees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of, or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees, and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar month after it is incurred.

                                  ARTICLE XXXI

31.1     INSURANCE

         31.1 Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey and the limits of liability thereunder shall not be less than the amount of Three Million Dollars ($3,000,000.00) with respect to any one person, with respect to any one accident, and with respect to property damage. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

         31.2 Prior to the time such insurance is first required by this ARTICLE to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, including the Landlord and the managing agent as an additional insured, together with evidence of payment for the policy. Said policy or certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days notice to Landlord.

         31.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefore, Landlord shall be at liberty, from time to time, as often as such failure shall occur, after prior notice, which may be telephonic, to procure such insurance and to pay the premium therefore, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

         31.4 Landlord shall carry such insurance as shall in Landlord's reasonable business judgment be appropriate and in keeping with that customarily maintained by Landlords with respect to buildings similar to the Building, in the Livingston, New Jersey area. The provisions of this Section 31.4 shall not be construed to prevent the Landlord from including the cost of such insurance within Landlord's Operating Expenses pursuant to Section 7.3 of this Lease.

                                  ARTICLE XXXII

32.1     CONSTRUCTION LIENS

         32.1 Nothing herein contained shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. The Tenant shall have no power or right to do any act or make any contract which may create or be the format for any lien, mortgage or other encumbrance upon the estate of the Landlord. Notwithstanding the foregoing, any construction lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or discharged by Tenant within fifteen (15) days after notice of filing, at Tenant's expense. Tenant shall forever indemnify and hold Landlord harmless from and against any and all claims arising from said liens including all costs, expenses, losses, fines and penalties, including without limitation, reasonable attorneys fees related thereto or resulting therefrom. This clause shall survive the Term of this Lease.

                                 ARTICLE XXXIII

33.1     NOTICE OF FIRE AND ACCIDENTS

         33.1 Tenant shall give Landlord immediate notice in case of fire or accident on the Premises or, in case of fire or accident involving Tenant, its servants, agents, employees, invitees, or licensees, in the Building or on the Real Property.

                                  ARTICLE XXXIV

34.1     RELEASE OF LANDLORD

         34.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property or the lessee of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord accruing from and after the date of said transfer hereunder and this Lease shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest.

         34.2 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall be under no personal or recourse liability with respect to any of the provisions of this Lease, and if

         Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

                                  ARTICLE XXXV

35.1     SECURITY DEPOSIT

         35.1 The irrevocable stand-by letter of credit (the "Letter of Credit") to be furnished by Tenant as its Security Deposit shall be delivered to Landlord on or before May 18, 2005 and shall be drawn on a bank within the State of New Jersey and shall be acceptable to Landlord in its reasonable discretion. The Letter of Credit shall either extend for a minimum term of sixty-three (63) months from the Commencement Date or shall be automatically renewable from year to year until such date which shall be not less than sixty-three (63) months after the Commencement Date. In the event the Letter of Credit shall, as of any date during the Term, by its terms expire within ninety (90) days thereafter, and such Letter of Credit shall not have been renewed or replaced by a Letter of Credit which complies with the requirements of this Section or with a cash Security Deposit, then, such shall constitute a Default at any time on or after the date which is ninety
         (90) days before such expiration date.

         35.2 In the event of a default of Tenant in respect of any of the terms, covenants or conditions of this Lease not cured in any applicable grace or cure period Landlord may use, apply or retain the whole or any part of the Security Deposit or present for payment the Letter of Credit to the extent required for the payment of any Basic Rent, Additional Rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Default in respect to any of the terms, covenants, or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings of other re-entry by Landlord. In the event that Landlord may at any time or from time to time use, apply or retain the whole or any part of the Security Deposit as aforesaid, Tenant shall immediately restore the Security Deposit to the sum thereof prior to any such use, application or retention. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, and conditions of this Lease, the remaining amount of the Security Deposit shall be returned to Tenant, without interest, after the Termination Date and after delivery of possession of the entire Premises to Landlord.

         35.3 In the event Tenant shall have delivered the Letter of Credit as the Security Deposit, a breach of any of the provisions of Section 35.1 above shall constitute a Default under this Lease. In the event of a Default, Landlord shall have the right to present the Letter of Credit for payment either in multiple draws, if the Letter of Credit shall so provide, or in one (1) single draw for the entire amount thereof.

         35.4 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit transferred to the new Landlord; and Tenant agrees to look to the new Landlord solely for the return of the Security Deposit; and it is agreed that the provisions thereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber, or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, or attempted encumbrance.

                                  ARTICLE XXXVI

36.1     SIGNS

         36.1 Tenant shall have the right and privilege of erecting at the Premises only such exterior signs as are required by the Tenant for the purpose of identifying the Tenant, provided that the Tenant obtains prior written approval of Landlord, who shall have the absolute right to control the size, material, design and content of such signs which signs shall be consistent aesthetically with the signs erected or to be erected on or adjacent to the Building of which the Premises are a part. The said signs shall comply with the ordinances, rules, regulations, and/or standards of any applicable governmental boards and bureaus having jurisdiction thereof. The erection of such signs shall not cause any damage to the Building or its improvements, and in any event Tenant shall be responsible at its cost and expense for the repair of any such damage caused by sign installation as hereinabove referred to. It is expressly understood and agreed that the Tenant shall not erect roof signs, and at the termination of the Term and any renewal term, Tenant, at its cost shall remove all signs and repair all damage occasioned by said removal.

                                 ARTICLE XXXVII

37.1     GLASS

         37.1 The Tenant expressly covenants and agrees to immediately replace any broken glass in the windows or other apertures of the Premises which may become damaged or destroyed at its cost and expense, unless said damage is the result of the acts of the Landlord, its agents, employees, servants and business invitees. Tenant covenants and agrees that it will either carry plate glass insurance or, in lieu thereof, Tenant will self insure and will, at its own cost and expense, replace the said plate glass hereinabove referred to. If Tenant obtains insurance coverage, it shall furnish to Landlord a certificate of insurance evidencing such coverage together with such renewals thereof, as shall be required during the Term of the Lease.

                                 ARTICLE XXXVIII

38.1     HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION

         38.1 Tenant hereby warrants that its North American Industry Classification System ("NAICS") Code Number is 54169. If Tenant's NAICS code shall ever change it shall immediately notify Landlord of such change. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biological or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises, Building or Real Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies particularly to Tenant's use of the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, except to the extent resulting from the acts of Landlord or Landlord's agents or others acting under Landlord, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of Air, Water or Ground Pollution (hereinafter referred to as ("Pollution") caused by the Tenant in its use of the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any Pollution caused by the Tenant by its use of the Premises. The foregoing covenant shall survive the expiration or termination of the within Lease.

         38.2. Landlord shall indemnify Tenant from any claims, damage, liability, costs, penalties or fines which Tenant may suffer as a result of Pollution caused by Landlord, its agents or others acting under Landlord, or Pollution existing at the Real Property as of the date of this Lease.

                                  ARTICLE XXXIX

39.1     ISRA COMPLIANCE

         39.1 Tenant shall not cause the Premises to be used as an "Industrial Establishment" as defined under the New Jersey Industrial Site Remediation Act, N.J.S.A. 12:1K-6 et seq. ("the Act") and all regulations promulgated pursuant to the Act. Tenant shall, at Tenant's own expense, comply with the Act, Tenant shall, at Tenant's own expense, provide all information within Tenant's control requested by Landlord or the Bureau of Industrial Site Evaluation for the preparation of submissions, declarations, reports and plans pursuant to the Act. If the New Jersey Department of Environmental Protection (DEP) or any successor agency shall determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises or elsewhere if Tenant or persons acting under Tenant or on behalf of Tenant caused such release, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and carry out the approved plans. Tenant shall indemnify, defend and save harmless Landlord from all costs, expenses, fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any such spills or discharges of hazardous substances or wastes at the Premises or elsewhere if caused by Tenant or persons acting under Tenant or on behalf of Tenant. Tenant's obligations and liability under this Paragraph shall survive the Term of this Lease and shall continue so long as Landlord remains responsible for any spills or discharges or hazardous substances or wastes at the Premises. Tenant also agrees to cooperate with the Landlord in obtaining ISRA approval.

39.2     CONDITION PRECEDENT TO ASSIGNMENT AND SUBLEASE

         39.2.1 As a condition precedent to Tenant's right to sublet the Premises or to assign this Lease, Tenant shall, at Tenant's own expense, first comply with ISRA and all other Environmental Laws, and fulfill all of Tenant's environmental obligations under this Lease pursuant to ARTICLE XXXVII which also arise upon termination of Tenant's Lease Term. If this condition shall not be satisfied, the Landlord shall have the right to withhold consent to sublet or assignment.

                                   ARTICLE XL

40.1     TENANT RELOCATION

         40.1 Notwithstanding any other provisions of this Lease to the contrary, the Landlord reserves the right, from time to time, but not more than once during the initial Term and not more than once during the Extended Period, upon ninety (90) days advance written notice to the Tenant, to relocate Tenant to substituted space of approximately equal square footage and of comparable quality and location in the Building. Such substituted space shall then constitute the Premises under this Lease and this Lease shall remain in full force and effect without modification except as may be appropriate to take into account any differences in the square footage of such substituted space. In such event the Landlord shall pay all of Tenant's reasonable costs of moving and reinstallation of telephone, computers and other equipment in the substituted space and reasonable printing costs for letterhead, business cards and announcements. In addition, Landlord shall reimburse Tenant for decorating and preparation of the substituted space, in such manner as shall be similar or equal to that which existed in the Premises; and the reimbursement costs shall be so limited.

                                   ARTICLE XLI

41.1     OPTION TO RENEW

         41.1     Provided that no default has occurred, Tenant shall have one
                  (1) option to extend the Term of its Lease of the Premises, from the date upon which this Lease would otherwise expire, for one (1) period of five (5) years (the "Extended Period") upon the following terms and conditions:

         41.2 If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is nine (9) months before the Termination Date. Tenant agrees that it shall have forever waived its right to exercise any such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for giving of the such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

         41.3 If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period without execution of an extension or renewal lease. However, within ten (10) days after request of either party following the effective exercise of such option, Landlord and tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument confirming that such option was effectively exercised.

         41.4 If the within option is exercised, the Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of any such Extended Period; provided, however, that Tenant shall have no further right or option to extend the Term for any period of time beyond the expiration of the Extended Period and provided further, that in the Extended Period Tenant's annual Basic Rent shall be One Hundred Fourteen Thousand Five Hundred and 54/100 ($114,500.54) per year payable in equal monthly installments in advance in the amount of Nine Thousand Five Hundred Forty-One and 71/100 ($9,541.71) per month.

         41.5 Any Termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

         41.6 The option provided herein to extend the term of the Lease may not be severed from the lease or separately sold, assigned or otherwise transferred.

                                  ARTICLE XLIII

42.1     MISCELLANEOUS

         42.1 ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge, or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

         42.2 JURY TRIAL WAIVER: Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

         42.3 FORCE MAJEURE: If, by reason any circumstance or condition constituting Excusable Delay, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply a service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired, or excused.

         42.4 BROKER: The parties mutually represent to each other that neither party has dealt with any real estate broker in connection with this Lease, other than the Broker whose fee will be paid by Landlord pursuant to a separate agreement. Each party indemnifies and holds the other harmless of and from any and all claims, liabilities, costs, or damages it may incur as a result of claims of any other real estate brokers claiming commissions in connection with this Lease and claiming authority from the indemnifying party.

         42.5 SEPARABILITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

         42.6     INTERPRETATION:

              42.6.1 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

              42.6.2 Words of any gender used in this Lease shall be held to include any other gender, and words in singular number shall be held to include the plural, when the sense requires.

              42.6.3 All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular, or plural as the identity of the Tenant requires.

              42.6.4 No rules of construction shall apply by reason of the identity of the draftsperson of the Lease. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

              42.6.5 If, and to the extent that, any of the provisions of any Rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the Rider, the provisions of the Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

              42.6.6 Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

              42.6.7 The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

              42.6.8 The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns except as otherwise provided herein.

              42.6.9 It is further understood and agreed that wherever the provisions of this Lease require that Landlord shall approve or consent, Landlord agrees not to unreasonably withhold such prompt approval and consent and wherever Tenant is required to do anything to the satisfaction of Landlord it shall be deemed except as set forth in ARTICLE XII and elsewhere as stated in Lease that reasonable satisfaction of Landlord will be sufficient.

              42.6.9.1 This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties, and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

              42.6.9.2 Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as other-wise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

              42.6.9.3 Tenant shall not record this Lease or a memorandum thereof.

         42.7 FINANCIAL STATEMENTS: Tenant agrees at Landlord's request to file periodically with the Landlord or its mortgagee(s) copies of such financial information as is commercially reasonable in light of the request.


    IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.


WITNESS:                               LANDLORD:
                                       FIVE REGENT PARK ASSOCIATES
                                       BY: JANFEL-JBS, CORP.,  A GENERAL PARTNER

_____________________________          __________________________________
                                       BY:

WITNESS:                               TENANT:
                                       SWK TECHNOLOGIES, INC.


_____________________________          __________________________________
                                       BY:

                                    EXHIBIT A
                                    ---------

                           FIVE REGENT PARK ASSOCIATES
                       C/O EASTMAN MANAGEMENT CORPORATION
                           651 W. MT. PLEASANT AVENUE
                              LIVINGSTON, NJ 07039
                                  (973)992-7727


                              WORKLETTER AGREEMENT

                                       FOR

                             SWK TECHNOLOGIES, INC.

                                  APRIL 8, 2005



To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the covenants hereinafter contained, Landlord and Tenant mutually agree as follows: Tenant accepts the Premises in an "As Is" "Where As" condition, except as expressly stated herein.

1. Landlord, at its sole cost and expense subject to the aforementioned limits, shall cause to be prepared the following architectural drawings and specifications:

         A. Complete, finished, detailed architectural drawings and specifications for Tenant's partition layout, reflected ceiling and other installations, for the work to be done by Landlord under Paragraph 2 hereof and pursuant to the attached floor plan "Exhibit A".

         B. Complete mechanical plans and specifications where necessary for installation of air conditioning systemand ductwork, heating, electrical, plumbing and other mechanical plans, for the work to be done by Landlord under paragraph 2 hereof. In the event any special engineering services are required for purposes of layout or requirements, Tenant shall reimburse Landlord for the cost of such engineering services, which shall be performed by Landlord's engineers only. Landlord hereby acknowledges that no special engineering services will be required for the current layout reflected on Exhibit A. All such plans and specifications are expressly subject to Landlord's written approval, which Landlord covenants it will not unreasonably withhold.

         Tenant covenants and agrees to cause said plans and specifications to be approved and forwarded to Landlord within ten (10) days of its receipt from Landlord.

2. Landlord, at its expense and without charge to Tenant, will perform the following work, hereinafter referred to as "Building Standard", in the Premises. Building Standard shall also mean the type and grade of material, equipment, and/or device designated by the Landlord as standard for the building:

         A. Furnish and install metal, ceiling height stud partitions with drywall (spackled and taped for painting); together with Building Standard doors, bucks, and hardware (consisting of office door, latchset, and hinges) and 5-7 existing door locks will remain and be re-used, as designated by Landlord. All partition work and number of doors shall be in accordance with the attached floor plan, "Exhibit A", and one (1) entrance door with lock for the demised premises. Emergency exit doors will be provided and located as required by code.

           (1) Demising Partitions - Partitions shall be 3-5/8" steel studs 24" o.c. with 5/8" gypsum board, fire rated where required to underside of structure, and having full thick sound insulation.

           (2) Interior Partitions - Partitions shall be 3-5/8" steel studs 24" o.c. with 5/8"gypsum board extending to underside of finish ceiling.

           (3) Entrance door - 3'-0" x 6'-8", glass door.

           (4) Interior doors and frames - all door bucks to be hollow metal. Doors will be 3-'0" 6'-8" solid core birch veneer paint or stain grade. Existing interior doors are to be re-used.

         B. Furnish and install Building Standard 2'-0" x 4'-0" x 5/8" acoustical hung ceilings, at a height of approximately 9'0". Existing to remain and be re-used; all damaged, stained and non-matching tiles will be replaced.

         C. Furnish and install Building Standard Carpeting with vinyl cove base throughout.

              D. Paint the peripheral walls and all Building Standard partitions, doors, door bucks and trim with a prime coat and a finish coat in Tenant's choice of Building Standard colors. Color breaks shall be at Tenant's extra cost.

         E. Provide a heating, ventilating and air conditioning system with peripheral and interior components.

              (1) This system is designed to maintain, within tolerance 78 F degrees Fahrenheit dry bulb when the outside temperature is 91 degrees Fahrenheit dry bulb based on an average of one person per 100 square feet. During the winter season, the system will be capable of maintaining a minimum temperature of 70 degrees Fahrenheit dry bulb when the outside temperature is zero (0) degrees dry bulb.

              (2) Building Standard will not include any modifications or rerouting of heating, ventilating, or air conditioning which is necessitated by peculiarities of Tenant's office layout.

              (3) Provide one thermostat and one night set back per HVAC unit.

         F. Provide electrical services and equipment as follows:

              (1) Building Standard recessed fluorescent lighting fixtures in the amount necessary to provide 50 foot candles of lighting intensity at desk height in work areas. This anticipated level of illumination is contingent upon good fixtures layout procedures in large spaces, light wall and ceiling finishes throughout, and proper placement of lighting fixtures with respect to working surfaces in small spaces. Because of the many factors in Tenant's furniture and partition layout which affect lighting, it shall in no way be interpreted that the Landlord guarantees that the fixtures it provides will produce the estimated foot candles of illumination at the working plane on each and every square foot of Tenant's demised premises.

              (2) Building Standard wall mounted duplex electric outlets - one
              (1) for every one hundred fifty (150) square feet of in the demised premises.

              (3) Building Standard wall mounted switch for lighting control - one (1) for every eighteen fixtures in open areas, and one (1) switch for each private office.

              (4) Electrical wiring within the demised premises for other than Building Standard items is not included.

              (5) Provide 1-5 volt amperes per square foot in the demised premises (based upon the installation by Landlord of central facilities for the joint use of all tenants) for the connection of Tenant's standard electrical equipment and installations. In the event that Tenant's connected load is ascertained to be excess usage, Tenant shall reimburse Landlord for such additional equipment as may be needed as set forth in the Lease.

              (6) Landlord shall, at Tenant's cost and expense, supply and install all replacement lamps, bulbs and starters used in the demised premises.

              (7) Building Standard electric shall not include special wiring and power distributing for Tenant's equipment including but not limited to computer equipment and separate air conditioning related thereto.

              (8) Building Standard electric shall not include furnishings, wiring, nor installation of required conduit for the Tenant's signal, alarm, and coaxial cable system.

              (9) Building Standard electric shall not include the furnishing, wiring, nor installation of required telephone equipment and conduit for Tenant's telephone system. The Tenant shall contract directly with the telephone company for complete furnishing and installation of the Tenant's telephone system.

        G. Provide plumbing as follows:

              (1) Building the existing bathrooms which include standard plumbing fixtures in all lavatories consist of water closets, lavatories and urinals (where required) of the quantities required by the state building code. Landlord to install automatic flush systems. Existing water closets will remain; where stained, will be cleaned or replaced.

              (2) Provide one hot water heater, either under counter in kitchen or above ceiling, at Landlord's option.

              (3) Provide the following kitchen accessories; single basin sink & hardware standard size formica countertop with cutout for sink, standard sink base.

              (4) Remove Janitor's sink from utility closet.

         H. Landlord will obtain and pay for all permits and inspections required for occupancy for Building Standard work and such extra work that the Landlord is authorized in writing by the Tenant to perform under all stipulations as set forth in this Workletter. Where work is to be performed by the Tenant and his subcontractors as stipulated in this Workletter and said work requires the issuance of permits and requirements for inspections by the agencies maintaining jurisdiction, the Tenant shall obtain and pay for said permits and inspections and any deficiencies therein shall be the responsibility of the Tenant.

3. If Landlord further agrees to perform, at Tenant's request, and upon submission by Tenant of necessary plans and specifications, any additional or non-standard work over and above that specified in Paragraph 2 hereof, such work shall be performed by Landlord, at Tenant's sole expense, as a Tenant's extra. Prior to commencement any such work requested by Tenant, Landlord will submit to Tenant written estimates of the costs of any such work. If Tenant shall fail to approve any such estimate within one (1) week, the same shall be deemed disapproved in all respects by Tenant and Landlord shall not be authorized to proceed thereon. Tenant acknowledges and agrees that it shall be obligated to pay promptly upon being billed therefor, the cost of all such work, which obligation shall include ten percent (10%) of such costs for the general contractor's overhead, ten percent (10%) of such costs for the general contractor's profit and General Conditions not in excess of two and one half percent (2 1/2%) of the total costs.

4. It is agreed that notwithstanding the date provided in the Lease for the Estimated Commencement Date, Tenant's obligation for the payment of Basic Rent and Additional Rent thereunder shall not commence until Landlord has "substantially completed" all work to be performed by Landlord as hereinbefore set forth in Paragraph 2 above and as set forth in the Lease; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of:

         A. Tenant's failure to furnish plans and specifications in accordance with Paragraph 1 and 3 hereof; or,

         B. Tenant's request for materials, finishes or installations other than Landlord's Building Standard; or,

         C. Tenant's changes in the said plans or specifications; or,

         D. The performance by a person, firm or corporation employed by Tenant and the completion of the said work by said person, firm or corporation; then the Commencement Date of the Terms of said Lease shall be accelerated by the number of days of such delay and Tenant's obligation to pay Basic Rent and Additional Rent shall commence as of such earlier date.

         Landlord will permit Tenant and its agents to enter the demised premises prior to the Commencement Date in order that the Tenant may perform through its own union contractors such other work and decorations as Tenant may desire at the same time Landlord's contractors are working in the space. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon Tenant's workmen and mechanics working in harmony and not interfering with the Labor employed by Landlord, Landlord's mechanics or contractors or by any other tenant or their contractors. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant. Such entry shall be deemed controlled by all of the terms, covenants, provisions, and conditions of said Lease, except as to the covenant to pay Basic Rent and Additional Rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's decorations or installations so made prior to the Commencement Date the same being solely at Tenant's risk.

5. Tenant's Subcontractor Qualifications and Procedure. Prior to the Commencement Date of the Lease, the Tenant's sub-contractors performing work as stipulated in Section 3 shall be accepted by the Landlord under the following provisions:

         A. That the Tenant furnish in writing to the Landlord a listing of said Union subcontractors at least seven (7) days prior to said subcontractors commencing work.

         B. The Tenant shall furnish the Landlord subcontractors insurance, including Workmen's Compensation and Public Liability and Property Damage Insurance, all in the amounts and with companies conducting business in New Jersey and/or forms acceptable to Landlord.

         C. Tenant's subcontractors shall where applicable maintain a license as a contractor with the municipality and all other enforcement agencies having jurisdiction.

         D. The Landlord shall provide the Tenant at least fifteen (15) business days prior to the Lease Commencement Date to have the Tenant's subcontractors commence their portion of the work provided that the Landlord's portion of the work in the demised premises has progressed to a point where the Tenant's subcontractors will not be unduly interfering with the work of the Landlord in the judgment of the Landlord.

         E. Access to the demised premises for the Tenant's sub-contractors shall be during normal working hours and Tenant shall receive without charge, water, heat, ventilation or cooling but only to the extent that such services are being supplied to the Landlord at the demised premises at the time. Tenant shall pay for hoist and rubbish removal service in connection with its work. The Tenant's subcontractors may have access to the demised premises beyond normal working hours with the Landlord's approval and the Tenant shall pay utility overtime charges on an hourly basis as defined in the Lease. The Tenant shall pay Landlord all costs incurred by Landlord for maintaining Landlord's superintendents and subcontractors in the demised premises as required by codes and/or union jurisdiction for all overtime work being performed by Tenant's subcontractors.

         F. If at any time, the Tenant's subcontractors cause interference and/or disharmony with the Landlord prior to the commencement of the Lease, the Tenant's (and his subcontractors) right to such access and entry shall be withdrawn by the Landlord immediately upon the Tenant being notified of such proposed action. Tenant's notification shall be by fax.

         G. The Tenant (and his subcontractors) access and entry shall be deemed to be under all of the terms, covenants, provisions and conditions of the Lease except as the covenant to pay rent.

         Landlord shall not be liable in any way for injury, loss or damage which may occur to any Tenant's decorations, furnishings or installations so made prior to the commencement of the term of this lease excepting for items stipulated in this Workletter. Items exclusive of those specified in this Workletter shall be installed solely at the Tenant's risk unless prior written approval is granted by Landlord to Tenant, where Landlord agrees to make provisions for security for such items.

                              RULES AND REGULATIONS
                              ---------------------

         1. Tenant shall not obstruct or permit its employees, agents, servants invitee or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the building, or use the same in any way other than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building; smoke in any elevator; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. The cost of repairing any damage to the public portions of the Building or to any common areas, caused by a tenant or the servants, agents, employees, licensees, or invitees of a tenant, shall be paid by such tenant.


         3. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         4. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or agreed upon by the parties; and no sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without prior written consent of Landlord. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand. Landlord will allow Tenant to place a sign consisting of individual white vinyl letters, on the glass doors or adjacent thereto, the design, size and content of which must be approved in writing by Landlord prior to installation. Tenant shall be responsible for the cost of repairing any damage caused by the said sign or signs.

         5. INTENTIONALLY LEFT BLANK.

         6 When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. No Tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises; and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         7. Landlord shall have the right to prescribe the weight, size, and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any Tenant; and the time of moving the same in and out of the Building. All such moving shall be done under the supervision of the Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

         8. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgment, to absorb and prevent vibration, noise and annoyance to other Tenant's.

         9. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord. Two keys will initially be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         10. INTENTIONALLY LEFT BLANK

         11. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         12. The requirements of Tenant will be attended to only upon application at the office of Landlord. Employees of Landlord shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

         13. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited, except for normal microwave use.

         14. Tenant shall not conduct or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds, and shades must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

         16. INTENTIONALLY LEFT BLANK

         17. Canvassing, soliciting and peddling in the Buildings are prohibited, and Tenant shall cooperate to prevent the same.

         18. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards. No hand trucks will be allowed in passenger elevators.

         19. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

         20. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         21. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building; (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;
(b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building to be allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         22. Tenant shall be required to break down any large boxes; corrugated, crates or otherwise for Landlord's cleaning service to remove same from the Building, or Tenant shall be responsible to remove same. Tenant shall not place any garbage outside its Premises in the Building hallways or common areas at any time except in the appropriate trash dumpsters as directed by Landlord. Tenant shall strictly comply with any recycling program which Landlord may have in place from time to time.

         23. Tenant shall supply its own fire extinguishers throughout the Premises.

         24. Tenant shall have the non-exclusive right to use in common with Landlord and other Tenants of the Building and their employees and invitees the parking area provided by Landlord for the parking of passenger automobiles, other than parking spaces specifically allocated to others by Landlord. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the parking area as Landlord may from time to time prescribe. Tenant further agrees that it shall not burden the parking available for the Building and agrees that it shall not use more than four (4) parking spaces per 1,000 square feet of Rentable Area of the Premises as defined in the Agreement of Lease. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways and may make any repairs or alterations it deems necessary to the parking area, roads and driveways and to temporarily revoke or modify the parking rights granted to Tenant hereunder.

         25. The Tenant shall not use the Premises or permit the Premises to be used for the sale of food or beverages.

         26. Smoking of any kind shall be prohibited at all times in the entire building including but not limited to common public areas of the building, including the lobbies, hallways, stairways, bathrooms and elevators.

         27. In the event Tenant installs any type of security system within their premises, Landlord must be notified. Tenant shall provide Landlord with the appropriate access code to disarm/arm the system in order to gain access to the Premises in the event of an emergency situation.

28. Tenant shall provide the Landlord with the names and telephone numbers of at least two (2) individuals who can be contacted after normal working hours in the event of an emergency.